EXHIBIT 99.1

                                                                   PRESS RELEASE

For Immediate News Release
February 7, 2007

       MISSION WEST PROPERTIES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006
                                OPERATING RESULTS

  "WE BUILD THE BUILDINGS FOR THE HIGH TECH COMPANIES THAT BUILD THE INTERNET"

CUPERTINO, CA - MISSION WEST PROPERTIES, INC. (AMEX: MSW) reported today that Funds From Operations ("FFO") for the quarter ended December 31, 2006 was $18,538,000 or $0.18 per diluted common share (considering the potential effect of all O.P. units being exchanged for shares of the Company's common stock) as compared to $19,173,000 or $0.18 per diluted common share for the same period in 2005. On a sequential quarter basis, FFO for the quarter ended September 30, 2006 was $0.16 per diluted common share. For the twelve months ended December 31, 2006, FFO increased to $86,585,000 or $0.83 per diluted common share from FFO of $79,152,000 or $0.76 per diluted common share for the same period in 2005. Excluding termination fees and security deposit forfeitures relating to lease terminations, FFO for the twelve months ended December 31, 2006 and 2005 was $0.67 and $0.73 per diluted common share, respectively.

Net income per diluted share to common stockholders was $0.27 for the quarter ended December 31, 2006 compared to $0.13 for the quarter ended December 31, 2005, a per share increase of approximately 107.7%. Approximately $0.15 was due to gain from sale of real estate. For the twelve months ended December 31, 2006, net income per diluted share to common stockholders was $0.76, up from $0.55 one year ago, a per share increase of approximately 38.2%. Excluding termination fees and security deposit forfeitures relating to lease terminations, net income per diluted share to common stockholders for the twelve months ended December 31, 2006 and 2005 was $0.60 and $0.52, respectively.

DISPOSITION ACTIVITY

During the fourth quarter 2006, the Company completed the sale of three R&D properties consisting of approximately 235,000 rentable square feet at 2033-2243 Samaritan Drive, San Jose, California. A gain of approximately $18.1 million was realized on the total sales price of $43.3 million.

COMPANY PROFILE

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 107 properties totaling approximately 7.7 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "will", "anticipate", "estimate", "expect", "intends", or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company's registration statements, and periodic filings with the Securities & Exchange Commission.

                          MISSION WEST PROPERTIES, INC.
                             SELECTED FINANCIAL DATA
        (In thousands, except share, per share and property data amounts)

                                                THREE MONTHS        THREE MONTHS        TWELVE MONTHS       TWELVE MONTHS
                                                    ENDED               ENDED               ENDED               ENDED
                                                DEC 31, 2006        DEC 31, 2005        DEC 31, 2006        DEC 31, 2005
                                                -------------       -------------       -------------       -------------
REVENUES:
Rental revenue from real estate                 $      22,838(1)    $      23,982(1)    $      90,110(1)    $      97,735(1)
Tenant reimbursements                                   3,692               3,393              13,116              14,115
Lease termination income                                    -                 429              16,068               2,407
Other income, including interest                        1,673               1,154               4,534               2,184
                                                -------------       -------------       -------------       -------------
  Total revenues                                       28,203              28,958             123,828             116,441
                                                -------------       -------------       -------------       -------------

EXPENSES:
Operating expenses                                      2,282               2,448               8,330               8,733
Real estate taxes                                       2,700               2,734              10,324              10,026
Interest                                                5,129               5,249              20,709              21,295
Interest (related parties)                                186                 193                 755                 972
General and administrative                                445                 368               2,248               1,910
Depreciation and amortization of real estate            5,642(2)            5,122(2)           21,803(2)           20,553(2)
                                                -------------       -------------       -------------       -------------
  Total expenses                                       16,384              16,114              64,169              63,489
                                                -------------       -------------       -------------       -------------
Income before equity in earnings of
 unconsolidated joint venture and minority
 interests                                             11,819              12,844              59,659              52,952
Equity in earnings of unconsolidated joint
 venture                                                  447                  46               1,985                 724
Minority interests                                     (9,980)            (10,635)            (50,150)            (44,353)
                                                -------------       -------------       -------------       -------------
   Income from continuing operations                    2,286               2,255              11,494               9,323
                                                -------------       -------------       -------------       -------------

Discontinued operations, net of minority
 interests:
  Gain from disposal of discontinued operations         2,935                 140               2,935                 445
  Income from discontinued operations                      29                  78                 201                 259
                                                -------------       -------------       -------------       -------------
Income from discontinued operations                     2,964                 218               3,136                 704

                                                -------------       -------------       -------------       -------------
Net income to common stockholders               $       5,250       $       2,473       $      14,630       $      10,027
                                                =============       =============       =============       =============
Net income to minority interests                $      25,301       $      11,701       $      66,358       $      47,524
                                                =============       =============       =============       =============
Income per share from continuing operations:
   Basic                                        $        0.12       $        0.12       $        0.60       $        0.51
   Diluted                                      $        0.12       $        0.12       $        0.60       $        0.51
Income per share from discontinued operations:
   Basic                                        $        0.15       $        0.01       $        0.16       $        0.04
   Diluted                                      $        0.15       $        0.01       $        0.16       $        0.04
                                                -------------       -------------       -------------       -------------
Net income per share to common stockholders:
   Basic                                        $        0.27       $        0.13       $        0.76       $        0.55
                                                =============       =============       =============       =============
   Diluted                                      $        0.27       $        0.13       $        0.76       $        0.55
                                                =============       =============       =============       =============
Weighted average shares of common stock
 (basic)                                           19,417,823          18,418,855          19,066,581          18,286,947
                                                =============       =============       =============       =============
Weighted average shares of common stock
 (diluted)                                         19,630,674          18,432,819          19,298,664          18,325,659
                                                =============       =============       =============       =============
Weighted average O.P. units outstanding            85,215,982          86,118,031          85,510,491          86,220,117
                                                =============       =============       =============       =============

FUNDS FROM OPERATIONS
Funds from operations                           $      18,538       $      19,173       $      86,585       $      79,152
                                                =============       =============       =============       =============
Funds from operations per share (3)             $        0.18       $        0.18       $        0.83       $        0.76
                                                =============       =============       =============       =============
Outstanding common stock                           19,443,587          18,437,791          19,443,587          18,437,791
                                                =============       =============       =============       =============
Outstanding O.P. units                             85,206,199          86,099,095          85,206,199          86,099,095
                                                =============       =============       =============       =============
Weighted average O.P. units and common stock
 outstanding (diluted)                            104,846,655         104,550,850         104,809,155         104,545,776
                                                =============       =============       =============       =============

                                                THREE MONTHS        THREE MONTHS        TWELVE MONTHS       TWELVE MONTHS
                                                    ENDED               ENDED               ENDED               ENDED
FUNDS FROM OPERATIONS CALCULATION               DEC 31, 2006        DEC 31, 2005        DEC 31, 2006        DEC 31, 2005
---------------------------------------------   -------------       -------------       -------------       -------------
Net income                                      $       5,250       $       2,473       $      14,630       $      10,027
Add:
   Minority interests (4)                              25,184              11,602              65,859              47,045
   Depreciation and amortization of real
    estate from continuing operations                   6,017               5,530              23,316              22,256
   Depreciation and amortization of real
    estate from discontinued operations                     -                 156                 471               1,046
   Depreciation & amortization of real estate
    held in unconsolidated joint venture                  189                 210                 849                 984
Less:
   Gain on sale of real estate or JV real
    estate                                            (18,102)               (798)            (18,540)             (2,206)
                                                -------------       -------------       -------------       -------------
Funds from operations                           $      18,538       $      19,173       $      86,585       $      79,152
                                                =============       =============       =============       =============

Funds From Operations ("FFO") is a non-GAAP financial measurement used by real estate investment trusts ("REITs") to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) before minority interest of unit holders (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company's operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should not be considered as an alternative for net income as a measure of profitability or is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

                                                THREE MONTHS        THREE MONTHS        TWELVE MONTHS       TWELVE MONTHS
                                                    ENDED               ENDED               ENDED               ENDED
PROPERTY AND OTHER DATA:                        DEC 31, 2006        DEC 31, 2005        DEC 31, 2006        DEC 31, 2005
---------------------------------------------   -------------       -------------       -------------       -------------
Total properties, end of period                           107                 107                 107                 107
Total square feet, end of period                    7,701,359           7,780,084           7,701,359           7,780,084
Average monthly rental revenue per square
 foot (5)                                       $        1.54       $        1.62       $        1.57       $        1.58
Occupancy for leased properties                          69.5%               68.9%               69.5%               68.9%
Straight-line rent                              $         318       $         (84)      $        (729)      $         707
Leasing commissions                             $         342       $       1,306       $       1,157       $       5,296
Capital expenditures                            $       2,928       $         267       $       4,278       $       1,138

                                                DECEMBER 31,    DECEMBER 31,
BALANCE SHEET                                       2006            2005
---------------------------------------------   -------------   -------------
Assets:
Land                                            $     272,223   $     273,933
Buildings and improvements                            756,596         766,457
Real estate related intangible assets                  19,529          17,410
                                                -------------   -------------
   Total investments in properties                  1,048,348       1,057,800
Less accumulated depreciation and
 amortization                                        (149,459)       (130,419)
                                                -------------   -------------
   Net investments in properties                      898,889         927,381
Cash and cash equivalents                              33,785          31,441
Restricted cash                                        48,245          16,712
Deferred rent receivable                               18,489          19,218
Investment in unconsolidated joint venture              3,468           3,263
Other assets, net                                      24,611          25,362
                                                -------------   -------------
   Total assets                                 $   1,027,487   $   1,023,377
                                                =============   =============

Liabilities:
Mortgage notes payable                          $     348,101   $     357,481
Mortgage notes payable - related parties                9,654          10,051
Interest payable                                        1,375             321
Security deposits                                       6,977           8,047
Deferred rental income                                  6,874           6,103
Dividend/distribution payable                          16,745          16,725
Accounts payable and accrued expenses                   7,601           8,952
                                                -------------   -------------
   Total liabilities                                  397,327         407,680
                                                -------------   -------------

Minority interests                                    501,282         500,682
                                                -------------   -------------

Stockholders' equity:
Common stock, $.001 par value                              19              18
Paid-in capital                                       149,541         138,038
Accumulated deficit                                   (20,682)        (23,041)
                                                -------------   -------------
   Total stockholders' equity                         128,878         115,015
                                                -------------   -------------
   Total liabilities and stockholders' equity   $   1,027,487   $   1,023,377
                                                =============   =============

(1) Includes approximately $472 in amortization expense for the three months ended December 31, 2006 and 2005 and $1,888 in amortization expense for the twelve months ended December 31, 2006 and 2005 for the amortization of an above-market lease intangible asset pursuant to Statement of Financial Accounting Standard No. 141, "Business Combinations."

(2) Includes approximately $425 and $321 in amortization expense for the three months ended December 31, 2006 and 2005, respectively, and $1,613 and $1,444 in amortization expense for the twelve months ended December 31, 2006 and 2005, respectively, for the amortization of in-place lease value intangible asset pursuant to Statement of Financial Accounting Standard No. 141, "Business Combinations."

(3) Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company's common stock.

(4) The minority interest for third parties has been deducted from total minority interest in calculating FFO.

(5) Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.